BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

[redacted]

[redacted]
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 135732

Charges

Description	Fee Description	Filing Number	Filing [redacted]	Filing Status	Qty	Price	Amount
Business Entity Filed Documents	Fees	20222837201	[redacted]				
Total							[redacted]

Payments

Type	[redacted]	[redacted] Status	Amount
Credit Card	[redacted]		
Total			[redacted]

Credit Balance: $0.00

[redacted]

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0858452007-0
Barbara K. Cegavske	Filing Number 20211646555
Secretary of State State Of Nevada	Filed On 07/30/2021 11:41:52 AM
	Number of Pages 3

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :

Entity or Nevada Business Identification Number (NVID) : NV20071391188

2. Restated or Amended and Restated Articles (Select one):
(If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box):
(If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)
☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: **07/30/2021** Time: **12:00 PM** (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☑ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X **George Powell** — Signature of Officer, Incorporator or Authorized Signer **Officer** — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Filed in the Office of	Business Number E0858452007-0
Barbara K. Cegavske	Filing Number 20211646555
Secretary of State State Of Nevada	Filed On 07/30/2021 11:41:52 AM
	Number of Pages 3

UNANIMOUS WRITTEN CONSENT
MEMBERS OF THE BOARD OF DIRE
CODE GREEN APPAREL CORPORATION

The undersigned, constituting all of members of the Board of Directors (the “Board”) of **CODE GREEN APPAREL CORPORATION,** a Delaware corporation (the “Corporation”), by written consent pursuant to the authority contained in the corporate laws of the State of Delaware and without the formality of convening a meeting, do hereby consent to the following actions of the Company, to be effective as of the 12th day of July 2021.

WHEREAS, the Board believes that it is in the best interests of the Corporation to increase the common shares to 10,000,000,000 for Code Green Apparel Corporation.

Now therefore,

BE IT RESOLVED, that the Corporation is hereby authorized to increase the common shares to 10,000,000,000t for Code Green Apparel Corporation

RESOLVED FURTHER, that the Corporation to increase the common shares to 10,000,000,000 for Code Green Apparel Corporation

RESOLVED FURTHER, that the officers of the Corporation be and hereby are authorized, empowered and directed to take any and all actions and to execute, deliver and file any and all agreements, instruments and documents as the officer or officers so acting shall determine to be necessary or appropriate to consummate the transactions contemplated by the foregoing resolutions. The taking of such action is to be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby.

The undersigned, constituting the entire Board of Directors, hereby consent to and adopt the foregoing.

____
George Powell, President

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0858452007-0
Barbara K. Cegavske	Filing Number 20180066211-27
Secretary of State State Of Nevada	Filed On 02/12/2018
	Number of Pages 2

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CODE GREEN APPAREL CORP. [E0858452007-0]

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3. Number of Shares the Corporation is Authorized to Issue, is amended and restated as set forth in the attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: 02/15/2018 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Article 3. SHARES of the Corporation's Articles of Incorporation (as amended) is hereby amended and restated as follows, which shall not have any effect on the Corporation's previously designated series of preferred stock:

"**Article 3. SHARES**

The Corporation has **Five Billion (5,000,000,000)** shares of capital stock authorized. The Corporation is authorized to issue two (2) classes of shares, designated "**Common Stock**" and "**Preferred Stock.**" The total number of shares of Common Stock authorized to be issued is **Four Billion Nine Hundred and Ninety Million (4,990,000,000)** shares, $0.001 par value per share. The total number of shares of Preferred Stock authorized to be issued is **Ten Million (10,000,000)** shares, $0.001 par value per share.

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("**Board of Directors**") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock designation.

Reverse Stock Split of Outstanding Common Stock

Effective as of the effective date set forth under "**Effective date and time of filing**" on this Certificate of Amendment to Articles of Incorporation (or in the absence of such date, on the date such Amendment to the Articles of Incorporation is filed with the Secretary of State of Nevada)(the "**Effective Time**"), every ***One Thousand (1,000)*** shares of the Corporation's common stock (but not any shares of Preferred Stock), issued and outstanding immediately prior to the Effective Time, or held in treasury prior to the Effective Time (collectively the "**Old Capital Stock**"), shall be automatically reclassified and combined into ***One (1)*** share of common stock (the "**Reverse Stock Split**"). Any stock certificate that, immediately prior to the Effective Time, represented shares of Old Capital Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares as equals the quotient obtained by dividing the number of shares of Old Capital Stock represented by such certificate immediately prior to the Effective Time by ***One Thousand (1,000)***, subject to any adjustments for fractional shares as set forth below; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Capital Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of capital stock to which such person is entitled under the foregoing reclassification. No fractional shares of capital stock shall be issued as a result of the Reverse Stock Split. In lieu of any fractional share of capital stock to which a stockholder would otherwise be entitled, the Corporation shall issue that number of shares of capital stock as rounded up to the nearest whole share. The Reverse Stock Split shall have no effect on the number of authorized shares of capital stock or the par value thereof as set forth above in the preceding paragraphs or on any preferred stock previously designated by the Corporation."

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0858452007-0
Barbara K. Cegavske	Filing Number 20170538147-28
Secretary of State State Of Nevada	Filed On 12/21/2017
	Number of Pages 2

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CODE GREEN APPAREL CORP. [E0858452007-0]

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3. Number of Shares the Corporation is Authorized to Issue, is amended and restated as set forth in the attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: 12/21/17 Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

Article 3. SHARES of the Corporation's Articles of Incorporation (as amended) is hereby amended and restated as follows, which shall not have any effect on the Corporation's previously designated series of preferred stock:

"Article 3. SHARES

Effective as of the effective date set forth under "**Effective date and time of filing**" on this Certificate of Amendment to Articles of Incorporation (or in the absence of such date, on the date such Amendment to the Articles of Incorporation is filed with the Secretary of State of Nevada) (the "**Effective Time**"), the Corporation shall have **Five Billion (5,000,000,000)** shares of capital stock authorized. The Corporation is authorized to issue two (2) classes of shares, designated "**Common Stock**" and "**Preferred Stock.**" The total number of shares of Common Stock authorized to be issued is **Four Billion Nine Hundred and Ninety Million (4,990,000,000)** shares, $0.001 par value per share. The total number of shares of Preferred Stock authorized to be issued is **Ten Million (10,000,000)** shares, $0.001 par value per share.

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("**Board of Directors**") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock designation."

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0858452007-0
Barbara K. Cegavske	Filing Number 20170161545-52
Secretary of State State Of Nevada	Filed On 04/13/2017
	Number of Pages 2

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CODE GREEN APPAREL CORP. (E0858452007-0)

2. The articles have been amended as follows: *(provide article numbers, if available)*

Article 3. Number of Shares the Corporation is Authorized to Issue, is amended and restated as set forth in the attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a *majority of the voting power of each class or series affected by the amendment* regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Article 3. SHARES of the Corporation's Articles of Incorporation (as amended) is hereby amended and restated as follows, which shall not have any effect on the Corporation's previously designated series of preferred stock:

"Article 3. SHARES

Effective as of the effective date set forth under "**Effective date and time of filing**" on this Certificate of Amendment to Articles of Incorporation (or in the absence of such date, on the date such Amendment to the Articles of Incorporation is filed with the Secretary of State of Nevada) (the "**Effective Time**"), the Corporation shall have **Two Billion (2,000,000,000)** shares of capital stock authorized. The Corporation is authorized to issue two (2) classes of shares, designated "**Common Stock**" and "**Preferred Stock.**" The total number of shares of Common Stock authorized to be issued is **One Billion Nine Hundred and Ninety Million (1,990,000,000)** shares, $0.001 par value per share. The total number of shares of Preferred Stock authorized to be issued is **Ten Million (10,000,000)** shares, $0.001 par value per share.

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("**Board of Directors**") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock designation."

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0858452007-0
Barbara K. Cegavske	Filing Number 20150543166-23
Secretary of State State Of Nevada	Filed On 12/11/2015
	Number of Pages 18

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

CODE GREEN APPAREL CORP. [E0858452007-0]

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

See attached "Certificate of Designation of Code Green Apparel Corp. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock"

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature] 12.10.15

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATION
OF
CODE GREEN APPAREL CORP.
ESTABLISHING THE DESIGNATION, PREFERENCES,
LIMITATIONS AND RELATIVE RIGHTS OF ITS
SERIES B CONVERTIBLE PREFERRED STOCK

Pursuant to Section 78.1955 of the Nevada Revised Statutes (the "**NRS**"), Code Green Apparel Corp., a company organized and existing under the State of Nevada (the "**Corporation**"),

DOES HEREBY CERTIFY that pursuant to the authority conferred upon the sole member of the Board of Directors by the Articles of Incorporation of the Corporation, as amended, and pursuant to Section 78.1955 of the NRS, the sole member of the Board of Directors, by written consent on December 7, 2015, duly adopted a resolution providing for the issuance of a series of two hundred thousand (200,000) shares of Series B Convertible Preferred Stock, which resolution is and reads as follows:

RESOLVED, that pursuant to the authority expressly granted to and invested in the sole member of the Board of Directors by the provisions of the Articles of Incorporation of the Corporation, as amended and Section 78.1955 of the NRS, a series of the preferred stock, par value $0.001 per share, of the Corporation be, and it hereby is, established; and

FURTHER RESOLVED, that the series of preferred stock of the Corporation be, and it hereby is, given the distinctive designation of "**Series B Preferred Stock**"; and

FURTHER RESOLVED, that the Series B Preferred Stock shall consist of two hundred thousand (200,000) shares; and

FURTHER RESOLVED, that the Series B Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth in this Certificate of Designation (the "**Designation**" or the "**Certificate of Designation**") below, which shall amend, replace and supersede the Prior Preferred Stock in their entirety:

Certain capitalized terms used herein are defined in Section 15 below.

1. Dividends.

1.1 Participation. Subject to the rights of the holders, if any, of any shares of securities senior to or pari passu with, the Series B Preferred Stock, including the Senior Securities, the Holders shall, as holders of Series B Preferred Stock, be entitled to such cash dividends paid and Distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series B Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and Distributions. Payments under the preceding sentence shall be made concurrently with the dividend or Distribution to the holders of Common Stock.

Notwithstanding the foregoing, the Holders shall have no right of participation in connection with dividends or Distributions made to the Common Stock shareholders consisting solely of shares of Common Stock.

1.2 Non-Cash Distributions. Whenever a Distribution provided for in this Section 1 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

1.3 Other Distributions. Subject to the terms of this Certificate of Designation, and to the fullest extent permitted by the NRS, the Corporation shall be expressly permitted to redeem, repurchase or make distributions on the shares of its capital stock in all circumstances other than where doing so would cause the Corporation to be unable to pay its debts as they become due in the usual course of business.

2. Liquidation Rights.

2.1 Liquidation Amount. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (each a "**Liquidation Event**"), the holders of Series B Preferred Stock shall be entitled to receive pro rata with any Distribution of any of the assets of the Corporation to the holders of the Corporation's securities other than Senior Securities by reason of their ownership of such stock, but not prior to any holders of the Corporation's Senior Securities, which holders of the Senior Securities shall have priority to the Distribution of any assets of the Corporation, an amount per share for each share of Series B Preferred Stock held by them equal to the sum of the Liquidation Amount. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series B Preferred Stock and Common Stock (*i.e.*, after payment of the Corporation's liabilities and payment to any holders of the Corporation's Senior Securities) are insufficient to permit the payment to such holders of the full amounts specified in this Section then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B Preferred Stock and Common Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section and applicable law.

2.2 Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors. In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

3. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "**Conversion Rights**"):

3.1 Conversion.

(a) Each share of Series B Preferred Stock shall be convertible, at the option of the Holder thereof (a "**Conversion**"), at any time following the Original Issuance Date,

at the office of the Corporation or any Transfer Agent for the Series B Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the Series B Preferred Stock by the Conversion Price (such shares of Common Stock issuable upon a Conversion, the "**Conversion Shares**"). In order to effectuate the Conversion under this Section 3.1, the Holder must provide the Corporation a written notice of conversion in the form of Exhibit A hereto (the "**Notice of Conversion**"). The Notice of Conversion must be dated no earlier than three Business Days from the date the Notice of Conversion is actually received by the Corporation.

(b) Mechanics of Conversion. In order to effect a Conversion, a holder shall fax or email a copy of the fully executed Notice of Conversion to the Corporation (Attention: George J. Powell, 4739 S. Durfee Ave., Pico Rivera, CA. 90660, Fax: 949-388-3412, Email: George@codegreenapparel.com, with a copy to (which shall not constitute notice) Aaron D. McGeary, The McGeary Law Firm, P.C., 1600 Airport Fwy., Suite 300 Bedford, Texas 76022, Fax: (817)-282-5886, Email: amcgeary@mcgearylawfirm.com). Upon receipt by the Corporation of a facsimile or emailed copy of a Notice of Conversion from a Holder, the Corporation shall promptly send, via facsimile or email, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the Conversion. The holder shall surrender, or cause to be surrendered, the Preferred Stock Certificates being converted, duly endorsed, to the Corporation at the address listed above (or the address of the Transfer Agent for the Series B Preferred Stock, if the Corporation is not serving as its own Transfer Agent for such Series B Preferred Stock) within five Business Days of delivering the fully executed Notice of Conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a Conversion unless either (x) the Preferred Stock Certificates; or (y) the Lost Certificate Materials described in Section 11, below have been previously received by the Corporation or its Transfer Agent. In the event the Holder has lost or misplaced the certificates evidencing the Preferred Stock, the Holder shall be required to provide the Corporation or the Corporation's Transfer Agent (as applicable) with whatever documentation and fees each may require to re-issue the Preferred Stock Certificates and shall be required to provide such re-issued Preferred Stock Certificates to the Corporation within five Business Days of delivering the Notice of Conversion. Unless the Conversion Shares are covered by a valid and effective registration under the Securities Act or the Notice of Conversion provided by the Holder includes a valid opinion from an attorney stating that such shares of Common Stock issuable in connection with the Notice of Conversion can be issued free of restrictive legend, which shall be determined by the Corporation in its sole discretion, such shares shall be issued as Restricted Shares.

(c) Delivery of Common Stock upon Conversion. Upon the receipt of a Notice of Conversion, the Corporation (itself, or through its Transfer Agent) shall, no later than the fifth Business Day following the date of such receipt (subject to the surrender of the Preferred Stock Certificates by the holder within the period described in Section 3.1(b) or, in the case of lost, stolen or destroyed certificates, after provision of the Lost Certificate Materials) (the "**Delivery Period**"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the Holder or its nominee (x) a certificate representing the Conversion Shares and (y) a certificate representing the number of shares of Series B Preferred Stock not being converted, if any. Notwithstanding the foregoing, if the Corporation's Transfer

Agent is participating in the Depository Trust Corporation ("**DTC**") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its Transfer Agent to promptly electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("**DTC Transfer**"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the Holder physical certificates representing the Common Stock issuable upon Conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(d) Failure to Provide Preferred Stock Certificates. In the event the Holder provides the Corporation with a Notice of Conversion, but fails to provide the Corporation with the Preferred Stock Certificates or the Lost Certificate Materials (as defined in Section 11 below), by the end of the Delivery Period, the Notice of Conversion shall be considered void and the Corporation shall not be required to comply with such Notice of Conversion.

(e) Beneficial Ownership Limitation for Conversions. No Conversion shall result in the conversion of more than that number of shares of Series B Preferred Stock, if any, such that, upon such Conversion, the aggregate beneficial ownership of the Corporation's Common Stock (calculated pursuant to Rule 13d-3 of the Exchange Act) of such Holder and all persons affiliated with such Holder as described in Rule 13d-3 is more than 4.99% of the Corporation's Common Stock then outstanding (the "**Maximum Percentage**"). In the event any Conversion would result in the issuance of shares of Common Stock to any Holder in excess of the Maximum Percentage, only that number of shares of Series B Convertible Preferred Stock which when Converted would not result in such Holder exceeding the Maximum Percentage shall be subject to such applicable Conversion, if any, and Holder shall continue to hold any remaining shares of Series B Preferred Stock, the conversion of which would result in Holder exceeding the Maximum Percentage. The Corporation's Transfer Agent shall be authorized to promptly disclose the total outstanding shares of Common Stock of the Corporation to the Holder from time to time at the request of the Holder in order for the Holder to determine its compliance with the Maximum Percentage. The provisions of this Section 3.1(e) shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.1(e) to correct this Section (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The Corporation shall not be required to verify or investigate or confirm whether any Conversion would exceed the Maximum Percentage, and instead the Corporation shall be able to rely on any Notice of Conversion as prima facie evidence of, and as a representation by, the applicable Holder, that such applicable conversion described in the Notice of Conversion would not result in a violation of the Maximum Percentage Additionally, in no event shall any Holder have the right pursuant to Section 5 below, to vote, on any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation (or by written consent of shareholders in lieu of meeting), a number of voting shares in excess of the Maximum Percentage.

3.2 Fractional Shares. If any Conversion of Series B Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series B Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the market value of the Common Stock on the trading day immediately prior to the date of Conversion (as determined in good faith by the Board of Directors) and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be the next lower whole number of shares. If the Corporation elects not to, or is unable to, make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

3.3 Taxes. The Corporation shall not be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon Conversion in a name other than that in which the shares of the Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid. The Corporation shall withhold from any payment due whatsoever in connection with the Series B Preferred Stock any and all required withholdings and/or taxes the Corporation, in its sole discretion deems reasonable or necessary, absent an opinion from Holder's accountant or legal counsel, acceptable to the Corporation in its sole determination, that such withholdings and/or taxes are not required to be withheld by the Corporation.

3.4 No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series B Preferred Stock against impairment. Notwithstanding the foregoing, nothing in this Section shall prohibit the Corporation from amending its Articles of Incorporation with the requisite consent of its stockholders and the Board of Directors.

3.5 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will use its commercially reasonable efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

4. Adjustments for Recapitalizations.

4.1 Equitable Adjustments for Recapitalizations. (a) The Liquidation Amount and the Original Issue Price (each, as and if applicable) (the "**Preferred Stock Adjustable Provisions**"); (b) the Conversion Price (the "**Common Stock Adjustable Provisions**"), and (c) any and all other terms, conditions, amounts and provisions of this Designation which (i) pursuant to the terms of this Designation provide for equitable adjustment in the event of a Recapitalization (the "**Other Equitable Adjustable Provisions**"); or (ii) the Board of Directors of the Corporation determines in their reasonable good faith judgment is required to be equitably adjusted in connection with any Recapitalizations, shall each be subject to equitable adjustment as provided in Sections 4.2 through 4.3, below, as determined by the Board of Directors in their sole and reasonable discretion.

4.2 Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, without a corresponding subdivision of the Series B Preferred Stock, the applicable Common Stock Adjustable Provisions and the Other Equitable Adjustable Provisions (if any) in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately and equitably adjusted. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, without a corresponding combination of the Series B Preferred Stock, the Common Stock Adjustable Provisions and the Other Equitable Adjustable Provisions (if any) in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately and equitably adjusted.

4.3 Adjustments for Subdivisions or Combinations of Series B Preferred Stock. In the event the outstanding shares of Series B Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Series B Preferred Stock, the applicable Preferred Stock Adjustable Provisions, Common Stock Adjustable Provisions and the Other Equitable Adjustable Provisions (if any) in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately adjusted. In the event the outstanding shares of Series B Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Series B Preferred Stock, the applicable Preferred Stock Adjustable Provisions, Common Stock Adjustable Provisions and the Other Equitable Adjustable Provisions (if any) in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately adjusted.

4.4 Adjustments for Reclassification, Exchange and Substitution.

(a) Except to the extent such Recapitalization Event is subject to Sections 4.1 through 4.3, above (the "**Recapitalization and Adjustment Rights**"), and/or Section 2 ("**Liquidation Rights**"), if at any time or from time to time after the Original Issuance Date there shall occur any capital reorganization, recapitalization, reclassification, share exchange, restructuring, consolidation, combination or merger involving the Corporation in which the Common Stock (but not the Series B Preferred Stock) is converted into or exchanged for shares

of stock or other securities or property (including cash) of the Corporation or otherwise (other than a transaction covered by the Recapitalization and Adjustment Rights or Liquidation Rights) (each a "**Recapitalization Event**"), provision shall be made so that each Series B Preferred Holder shall thereafter be entitled to receive upon conversion of the shares of Series B Preferred Stock held by such Series B Preferred Holder the kind and number of shares of stock or other securities or property (including cash or any combination thereof) of the Corporation or otherwise, to which a Common Stock shareholder holding the number of shares of Common Stock into which the shares of Series B Preferred Stock held by such Series B Preferred Holder are convertible immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger (without regard for the Maximum Percentage) would have been entitled upon such event.

(b) In the event that the holders of Common Stock have the opportunity to elect the form of consideration to be received in the business combination, then the Corporation shall make adequate provision whereby the holders of Series B Preferred Stock shall have the opportunity to determine the form of consideration into which all of the Series B Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such business combination. If such opportunity is granted, such determination shall be based on the determination at a meeting duly called or via a written consent to action of a Majority In Interest, shall be subject to any limitations to which all holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in such business combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by holders of Common Stock and (2) two Business Days prior to the anticipated effective date of the business combination. Further, the Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(c) If a conversion of Series B Preferred Stock is to be made in connection with a transaction contemplated by this Section 4.4 or a similar transaction affecting the Corporation (other than a tender or exchange offer), the conversion of any shares of Series B Preferred Stock may, at the election of the Holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated. In connection with any tender or exchange offer for shares of Common Stock, Holders of Series B Preferred Stock shall have the right to tender (or submit for exchange) shares of Series B Preferred Stock in such a manner so as to preserve the status of such shares as Series B Preferred Stock until immediately prior to such time as shares of Common Stock are to be purchased (or exchanged) pursuant to such offer, at which time that portion of the shares of Series B Preferred Stock so tendered which is convertible into the number of shares of Common Stock to be purchased (or exchanged) pursuant to such offer shall be deemed converted into the appropriate number of shares of Common Stock. Any shares of Series B Preferred Stock not so converted shall be returned to the Holder as Series B Preferred Stock.

(d) None of the foregoing provisions shall affect the right of a Holder of shares of Series B Preferred Stock to convert such Holder's shares of Series B Preferred Stock into shares of Common Stock prior to the effective date of such business combination, subject to the terms of this Designation.

(e) In the event of any Recapitalization Event falling under this Section 4.4, in such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.4 with respect to the rights and interests of the Series B Preferred Holders after such events to the end that the provisions of this Section 4.4 (including, but not limited to, adjustment of the Conversion Price in respect of any shares of Series B Preferred Stock then in effect and the number of shares issuable upon conversion of all such shares of Series B Preferred Stock) shall be applicable after that event as nearly reasonably as may be. The Corporation may not become a party to any such transaction unless its terms are consistent with the preceding requirements and such transaction is otherwise effected in accordance with this Designation.

4.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock.

5. Voting.

5.1 Series B Convertible Preferred Voting Rights. Except as otherwise provided herein or as required by the NRS, the Series B Preferred Stock shall be voted equally with the shares of the Common Stock of the Corporation, and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each Holder of shares of Series B Preferred Stock shall be entitled to that number of votes as equals the number of shares of Common Stock into which such Holder's aggregate shares of Series B Preferred Stock are convertible (pursuant to Section 3 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent, provided that in no event shall any Holder have the right pursuant to this Section 5, to vote, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of shareholders in lieu of meeting), a number of voting shares in excess of the Maximum Percentage.

5.2 No Series Voting. Other than as provided herein or required by law, there shall be no series voting.

6. Protective Provisions.

6.1 Subject to the rights of series of preferred stock which may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (at a meeting duly called or by written consent, as provided by law) of the holders of a Majority In Interest:

(a) Effect an exchange, reclassification, or cancellation of all or a part of the Series B Preferred Stock (except pursuant to Section 4.4 hereof, which shall not require any approval or consent of the Holders);

(b) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series B Preferred Stock (except pursuant to Section 4.4 hereof, which shall not require any approval or consent of the Holders);

(c) Alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series; or

(d) Amend or waive any provision of the Corporation's Articles of Incorporation or Bylaws relative to the Series B Preferred Stock so as to affect adversely the shares of Series B Preferred Stock in any material respect as compared to holders of other series of shares.

7. Redemption Rights. None.

8. Notices.

8.1 In General. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile or email transmission, and shall be effective, unless otherwise provided herein, three days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications are (i) if to the Corporation to, Attention: George J. Powell, 4739 S. Durfee Ave., Pico Rivera, CA. 90660, Fax: 949-388-3412, Email: George@codegreenapparel.com, with a copy to (which shall not constitute notice) Aaron D. McGeary, The McGeary Law Firm, P.C., 1600 Airport Fwy., Suite 300 Bedford, Texas 76022, Fax: (817)-282-5886, Email: amcgeary@mcgearylawfirm.com, and (ii) if to any Holder to the address set forth in the records of the Corporation or its Transfer Agent, as applicable, or such other address as may be designated in writing hereafter, in the same manner, by such person.

8.2 Notices of Record Date. In the event that the Corporation shall propose at any time:

(a) to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(c) to voluntarily liquidate or dissolve;

then, in connection with each such event, the Corporation shall send to the Holders of the Series B Preferred Stock at least ten Business Days' prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (b) and (c) above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Series B Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a Majority In Interest, voting together as a single class.

9. **No Preemptive Rights**. No Holder shall have the right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such right may from time to time be set forth in a written agreement between the Corporation and such stockholder.

10. **Reports**. The Corporation shall mail to all holders of Series B Preferred Stock those reports, proxy statements and other materials that it mails to all of its holders of Common Stock.

11. **Replacement Preferred Stock Certificates**. In the event that any Holder notifies the Corporation that a Preferred Stock Certificate evidencing shares of Series B Preferred Stock has been lost, stolen, destroyed or mutilated, the Corporation shall issue a replacement stock certificate evidencing the Series B Preferred Stock identical in tenor and date (or if such certificate is being issued for shares not covered in a redemption or conversion, in the applicable tenor and date) to the original Preferred Stock Certificate evidencing the Series B Preferred Stock, provided that the Holder executes and delivers to the Corporation and/or its Transfer Agent, as applicable, an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Corporation and its Transfer Agent to indemnify the Corporation from any loss incurred by it in connection with such Series B Preferred Stock certificate, and provides the Corporation and/or its Transfer Agent such other information, documents and if applicable, bonds and indemnities as the Corporation or its Transfer Agent customarily requires for reissuances of stock certificates (collectively the "**Lost Certificate Materials**"); provided, however, the Corporation shall not be obligated to re-issue replacement stock certificates if the Holder contemporaneously requests the Corporation to convert or redeem the full number of shares evidenced by such lost, stolen, destroyed or mutilated certificate.

12. **No Other Rights or Privileges**. Except as specifically set forth herein, the Holders of the Series B Preferred Stock shall have no other rights, privileges or preferences with respect to the Series B Preferred Stock.

13. **Construction**. When used in this Designation, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) "**or**" is not exclusive; (iii) "**including**" means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words "**hereof**", "**herein**" and "**hereunder**" and words of similar import when used in this Designation shall refer to this Designation as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Designation unless otherwise specified; (viii) references to "**dollars**", "**Dollars**" or "**$**" in this Designation shall mean United States dollars; (ix) reference to a particular statute, regulation or law means such statute, regulation or law as amended or otherwise modified from time to time; (x) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xi) unless otherwise stated in this Designation, in the computation of a period of time from a specified date to a later specified date, the word "**from**" means "**from and including**" and the words "**to**" and "**until**" each mean "**to but excluding**"; (xii) references to "**days**" shall mean calendar days; and (xiii) the paragraph and section headings contained in this Designation are for convenience only, and shall in no manner affect the interpretation of any of the provisions of this Designation.

14. **Miscellaneous**.

14.1 Cancellation of Series B Preferred Stock. If any shares of Series B Preferred Stock are converted pursuant to Section 3, the shares so converted shall be canceled and shall return to the status of designated, but unissued Series B Preferred Stock.

14.2 Further Assurances. Each Holder hereby covenants that, in consideration for receiving shares of Series B Preferred Stock, that he, she or it will, whenever and as reasonably requested by the Corporation, do, execute, acknowledge and deliver any and all such other and further acts, deeds, confirmations, agreements and documents as the Corporation or its Transfer Agent may reasonably require in order to complete, insure and perfect any of the terms, conditions or provisions of this Designation.

14.3 Waiver/Amendment. Notwithstanding any provision in this Designation to the contrary, any provision contained herein and any right of the holders of Series B Preferred Stock granted hereunder may be waived and/or amended as to all shares of Series B Preferred Stock (and the Holders thereof) upon the written consent of a Majority In Interest, unless a

higher percentage is required by applicable law, in which case the written consent of the Holders of not less than such higher percentage of shares of Series B Preferred Stock shall be required.

14.4 Interpretation. Whenever possible, each provision of this Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

14.5 No Other Rights. Except as may otherwise be required by law, the shares of the Series B Preferred Stock shall not have any powers, Designation, preferences or other special rights, other than those specifically set forth in this Designation.

15. Definitions. In addition to other terms defined throughout this Designation, the following terms have the following meanings when used herein:

15.1 "**Business Day**" means any day except Saturday, Sunday or any day on which banks are authorized by law to be closed in the City of Pico Rivera, California.

15.2 "**Common Stock**" shall mean the common stock, $0.001 par value per share of the Corporation.

15.3 "**Conversion Price**" shall equal $0.01 per share, subject to adjustment in connection with any Recapitalization.

15.4 "**Distribution**" shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise (other than dividends on Common Stock payable in Common Stock), or the purchase or redemption of shares of the Corporation for cash or property other than: (i) repurchases of Common Stock (or securities convertible into Common Stock) issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right or obligation of said repurchase, (ii) repurchases of Common Stock (or securities convertible into Common Stock) issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchases of securities issued in error or in connection with settlement agreements; (iv) other repurchases allowed pursuant to the terms of this Designation, or (v) any other repurchases or redemptions of capital stock of the Corporation approved by the holders of (a) a majority of the outstanding shares of Common Stock; and (b) a Majority in Interest.

15.5 "**Exchange Act**" means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

15.6 "**Holder**" shall mean the person(s) or entity(ies) in which the Series B Preferred Stock is registered on the books of the Corporation.

15.7 "**Liquidation Amount**" shall equal $1.00 per share.

15.8 "**Majority In Interest**" means Holders holding a majority of the then aggregate shares of Series B Preferred Stock.

15.9 "**Original Issuance Date**" means the date that the Series B Preferred Stock is first issued.

15.10 "**Original Issue Price**" shall mean $10.00 per share (as appropriately adjusted for any Recapitalizations).

15.11 "**Preferred Stock Certificates**" means the stock certificate(s) issued by the Corporation representing the applicable Series B Preferred Stock shares.

15.12 "**Recapitalization**" shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event described in Sections 4.2 through 4.3.

15.13 "**Restricted Shares**" means shares of the Corporation's Common Stock which are restricted from being transferred by the Holder thereof unless the transfer is effected in compliance with the Securities Act and applicable state securities laws (including investment suitability standards, which shares shall bear the following restrictive legend (or one substantially similar)):

> ***The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts.***

15.14 "**SEC**" means the Securities and Exchange Commission.

15.15 "**Securities Act**" means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

15.16 "**Senior Securities**" means the Corporation's capital leases as may be in place from time to time and any other senior debt or other security holders of the Corporation, including certain banks and/or institutions, which hold security interests over the Corporation's assets as of the Original Issuance Date, or which the Corporation may agree in the future to provide priority security interests to, which shall not require the approval and/or consent of the Holders.

15.17 "**Transfer Agent**" means initially, the Corporation, which will be serving as its own transfer agent for the Series B Preferred Stock, but at the option of the Corporation from time to time and with prior written notice to the Holders, may also mean the Transfer Agent for the Company's Common Stock, or any successor transfer agent which the Corporation may use for its Series B Preferred Stock.

NOW THEREFORE BE IT RESOLVED, that the Designation is hereby approved, affirmed, confirmed, and ratified; and it is further

RESOLVED, that each officer of the Corporation be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Corporation, any and all documents, and to perform any and all acts necessary to reflect the Board of Directors approval and ratification of the resolutions set forth above; and it is further

RESOLVED, that in addition to and without limiting the foregoing, each officer of the Corporation and the Corporation's attorney be and hereby is authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Corporation, all such instruments and documents as he may deem appropriate in order to effect the purpose or intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is approved, ratified and confirmed in all respects as the act and deed of the Corporation; and it is further

RESOLVED, that this Designation may be executed in several counterparts, each of which is an original; that it shall not be necessary in making proof of this Designation or any counterpart hereof to produce or account for any of the other.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the sole member of the Board of Directors of the Corporation has approved and caused this "**Certificate of Designation of Code Green Apparel Corp. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock**" to be duly executed and approved this 7th day of December 2015.

SOLE DIRECTOR:

GEORGE J. POWELL 12-7-15
DIRECTOR

Exhibit A

NOTICE OF CONVERSION

This Notice of Conversion is executed by the undersigned holder (the "**Holder**") in connection with the conversion of shares of the Series B Preferred Stock of Code Green Apparel Corp., a Nevada corporation (the "**Corporation**"), pursuant to the terms and conditions of that certain Certificate of Designation of Code Green Apparel Corp., Establishing the Designation, Preferences, Limitations and Relative Rights of its Series B Preferred Stock (the "**Designation**"), approved by the sole member of the Board of Directors of the Corporation on December 7, 2015. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Designation.

Conversion: In accordance with and pursuant to such Designation, the Holder hereby elects to convert the number of shares of Series B Preferred Stock indicated below into shares of Common Stock of the Corporation as of the date specified below.

Date of Conversion: _____________

Number of Preferred Shares Held by Holder: _________________

Prior to Conversion: _____________

Amount Being Converted Hereby: ________

Common Stock Shares Due:________________

Preferred Shares Held After Conversion: _________

Delivery of Shares: Pursuant to this Notice of Conversion, the Corporation shall deliver the applicable number of shares of Common Stock (the "**Shares**") issuable in accordance with the terms of the Designation as set forth below. If Shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. The Holder acknowledges and confirms that the Shares issued pursuant to this Notice of Conversion will, to the extent not previously registered by the Corporation under the Securities Act, be Restricted Shares, unless the Shares are covered by a valid and effective registration under the Securities Act or this Notice of Conversion includes a valid opinion from an attorney stating that such Shares can be issued free of restrictive legend, which shall be determined by the Corporation in its sole discretion.

If stock certificates are to be issued, in the following name and to the following

If DWAC is permissible, to the following

address:

____

____

____

____

____

brokerage account:

Broker:

____

DTC No.:

____

Acct. Name:

____

For Further Credit (if applicable):

____

Beneficial Maximum Percentage: The Holder represents that, after giving effect to the conversion provided for in this Notice of Conversion, the Holder will not beneficially own a number of shares of Common Stock of the Corporation which exceeds the Maximum Percentage as determined pursuant to the provisions of the Designation.

Authority: Any individual executing this Notice of Conversion on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Notice of Conversion on behalf of such entity.

____

(Print Name of Holder)

By/Sign: ______________________________

Print Name: ______________________________

Print Title: ______________________________

1 of 7

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation

(PURSUANT TO NRS 78.1955)

Filed in the Office of	Business Number E0858452007-0
Barbara K. Cegavske	Filing Number 20150232763-61
Secretary of State State Of Nevada	Filed On 05/22/2015
	Number of Pages 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Code Green Apparel Corp.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

CERTIFICATE OF DESIGNATIONS OF CODE GREEN APPAREL CORP. ESTABLISHING THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF ITS SERIES A PREFERRED STOCK

(continued on attached)

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation
Revised: 1-5-15

SECTION 1. DESIGNATION OF SERIES; RANK. The shares of such series of Series A Preferred Stock shall be designated as the "**Series A Preferred Stock**" and the number of shares initially constituting such series shall be up to One Thousand (1,000) shares.

SECTION 2. DIVIDENDS. The Holders of the Series A Preferred Stock shall not be entitled to receive dividends paid on the Corporation's common stock ("**Common Stock**"). "**Holder**" shall mean the person or entity in which the Series A Preferred Stock is registered on the books of the Corporation.

SECTION 3. LIQUIDATION PREFERENCE. The Holders of the Series A Preferred Stock shall not be entitled to any liquidation preference.

SECTION 4. VOTING.

4.1 Voting Rights. The Holders of the Series A Preferred Stock will have the voting rights as described in this Section 4 or as required by law. For so long as any shares of the Series A Preferred Stock remain issued and outstanding, the Holders thereof, voting separately as a class, shall have the right to vote on all shareholder matters (including, but not limited to at every meeting of the stockholders of the Corporation and upon any action taken by stockholders of the Corporation with or without a meeting) equal to fifty-one percent (51%) of the total vote. For example, if there are 10,000 shares of the Corporation's common stock issued and outstanding at the time of a shareholder vote, the Holders of the Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,400 shares, out of a total number of 20,400 shares voting. For the sake of clarity and in an abundance of caution, the total voting shares outstanding at the time of any and all shareholder votes (i.e., the total shares eligible to vote on any and all shareholder matters) shall be deemed to include (a) the total Common Stock shares outstanding; (b) the voting rights applicable to any outstanding shares of preferred stock, other than the Series A Preferred Stock, if any; and (c) the voting rights attributable to the Series A Preferred Stock, as described herein, whether such Series A Preferred Stock shares are voted or not.

4.2 Amendments to Articles of Incorporation and Bylaws. So long as the Series A Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote of the Holders of at least 662/3% of all outstanding shares of Series A Preferred Stock, voting separately as a class (i) amend, alter or repeal any provision of the Articles of Incorporation or the Bylaws of the Corporation so as to adversely affect the designations, preferences, limitations and relative rights of the Series A Preferred Stock, (ii) effect any reclassification of the Series A Preferred Stock, or (iii) designate any additional series of preferred stock, the designation of which adversely effects the rights, privileges, preferences or limitations of the Series A Preferred Stock set forth herein.

4.3 Amendment of Rights of Series A Preferred Stock. The Corporation shall not, without the affirmative vote of the Holders of at least 662/3% of all outstanding shares of the Series A Preferred Stock, amend, alter or repeal any provision of this Certificate of Determination, PROVIDED, HOWEVER, that the Corporation may, by any means authorized by law and without any vote of the Holders of shares of the Series A Preferred Stock, make technical, corrective, administrative or similar changes in this Certificate of Determination that do not, individually or in the aggregate, adversely affect the rights or preferences of the Holders of shares of the Series A Preferred Stock.

SECTION 5. CONVERSION RIGHTS. The shares of the Series A Preferred Stock shall have no conversion rights.

SECTION 6. REDEMPTION RIGHTS. Following the third (3rd) anniversary of the original issuance date of the Series A Preferred Stock to any Holder, the Corporation shall have the option in its sole discretion, with (a) the unanimous consent or approval of all members of the Board of Directors of the Corporation; (b) the approval of the Holders of a majority of the outstanding shares of Series A Preferred Stock; and (c) the approval of any interest or option holder(s) of such Series A Preferred Stock, to redeem any and all outstanding shares of Series A Preferred Stock, by paying the Holders of such Series A Preferred Stock a redemption price of $100.00 per share for such Series A Preferred Stock shares redeemed (the "**Redemption Amount**", each a "**Redemption**").

(a) Effect of Redemption. The payment by the Corporation to the Holder (at such Holder's address of record) of the Redemption Amount in connection with a Redemption, which shall be effective three (3) business days after the date the Corporation mails the Redemption Amount to the Holder (the "**Redemption Date**" and a "**Redemption Delivery**"), shall fully discharge the Corporation from any and all further obligations under the Series A Preferred Stock and shall automatically, and without any required action by the Corporation or the Holder (including the requirement that the Holder provide the Corporation or the Corporation's transfer agent the Series A Preferred Stock Certificates evidencing such Series A Preferred Stock), result in the cancellation, termination and invalidation of any outstanding Series A Preferred Stock and Series A Preferred Stock Certificates held by Holder or his, her or its assigns.

(b) Further Actions Following Redemption. The Corporation and/or the Corporation's Transfer Agent shall be authorized to take whatever action necessary, if any, following the payment of the Redemption Amount, to reflect the cancellation of the Series A Preferred Stock subject to the Redemption, which shall not require the approval and/or consent of any Holder, and provided that by agreeing to the terms and conditions of this Certificate of Determination and the acceptance of the Series A Preferred Stock, each Holder hereby agrees to release the Corporation and the Corporation's Transfer Agent from any and all liability whatsoever in connection with the cancellation of the Series A Preferred Stock following a valid Redemption, regardless of the return to the Corporation or the Transfer Agent of any certificates representing such Series A

Preferred Stock, which as stated above, shall be automatically cancelled upon the payment of the Redemption Amount (a "**Redemption Cancellation**").

(c) Further Redemption Assurances. Notwithstanding the above, each Holder, by accepting such Series A Preferred Stock Certificates hereby covenants that it will, whenever and as reasonably requested by the Corporation and the Transfer Agent, at its sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Corporation or the Transfer Agent may reasonably require in order to complete, insure and perfect a Redemption Cancellation, if such may be reasonably required by the Corporation and/or the Corporation's Transfer Agent.

(d) Additional Redemption Procedures. In the event that any Redemption Delivery is unsuccessful, such Redemption Amount shall be held by the Corporation in trust and such Redemption Amount shall be released to such Holder upon reasonable evidence to the Corporation or the Transfer Agent that such Holder is the legal owner of such Redemption Amount, provided that the Holder's failure to accept such Redemption Amount and/or the Corporation's inability to affect a Redemption Delivery shall in no event effect the validity of the Redemption Cancellation. Furthermore, the Holder shall be due no interest on the Redemption Amount while being held by the Corporation in trust and any and all interest, if any, which shall accrue on such amount shall be the sole property of the Corporation.

SECTION 7. NOTICES. Any notice required hereby to be given to the Holders of shares of the Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each Holder of record at his, her or its address appearing on the books of the Corporation.

SECTION 8. PROTECTIVE PROVISIONS. Subject to the rights of series of Series A Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by written consent, as provided by law) of the Holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class:

(a) Increase or decrease the total number of authorized shares of Series A Preferred Stock;

(b) Effect an exchange, reclassification, or cancellation of all or a part of the Series A Preferred Stock;

(c) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or

(d) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set

forth in this Certificate of Determination.

PROVIDED, HOWEVER, that the Corporation may, by any means authorized by law and without any vote of the Holders of shares of the Series A Preferred Stock, make technical, corrective, administrative or similar changes in this Certificate of Determination that do not, individually or in the aggregate, adversely affect the rights or preferences of the Holders of shares of the Series A Preferred Stock.

SECTION 9. NO OTHER RIGHTS OR PRIVILEGES. Except as specifically set forth herein, the Holders of the Series A Preferred Stock shall have no other rights, privileges or preferences with respect to the Series A Preferred Stock.

SECTION 10. MISCELLANEOUS.

(a) The headings of the various sections and subsections of this Certificate of Determination are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Determination.

(b) Whenever possible, each provision of this Certificate of Determination shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Determination. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Determination would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(c) Except as may otherwise be required by law, the shares of the Series A Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Certificate of Determination.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0858452007-0
Barbara K. Cegavske	Filing Number 20150222401-89
Secretary of State	Filed On 05/15/2015
State Of Nevada	Number of Pages 2

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

J.D. Hutt

2. The articles have been amended as follows: (provide article numbers, if available)

The name of the Corporation shall be Code Green Apparel Corp.

Article 3. Number of Shares the Corporation is Authorized to Issue is amended and restated as set forth in the attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 164,915,016

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Article 3. SHARES of the Corporation's Articles of Incorporation (as amended) is hereby amended and restated as follows, which shall not have any effect on the Corporation's previously designated series of preferred stock:

"Article 3. SHARES

Effective as of the effective date set forth under "**Effective date and time of filing**" on this Certificate of Amendment to Articles of Incorporation (or in the absence of such date, on the date such Amendment to the Articles of Incorporation is filed with the Secretary of State of Nevada) (the "**Effective Time**"), the Corporation shall have **One Billion Ten Million (1,010,000,000)** shares of capital stock authorized. The Corporation is authorized to issue two (2) classes of shares, designated "**Common Stock**" and "**Preferred Stock.**" The total number of shares of Common Stock authorized to be issued is **One Billion (1,000,000,000)** shares, $0.001 par value per share. The total number of shares of Preferred Stock authorized to be issued is **Ten Million (10,000,000)** shares, $0.001 par value per share.

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("**Board of Directors**") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock designation."

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0858452007-0
	Filing Number 20120494590-56
Secretary of State	Filed On 07/17/2012
State Of Nevada	Number of Pages 1

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
GOLD STANDARD MINING CORP.

2. The articles have been amended as follows: (provide article numbers, if available)
Article 1 is amended to read: The name of the corporation is J.D. HUTT CORPORATION

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 77,918,424

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER

GOLD STANDARD MINING CORP.

E0858452007-0

NAME OF CORPORATION

FOR THE FILING PERIOD OF 12/2010 TO 12/2011

YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

PAUL WILLSON
918 E SAHARA AVE
LAS VEGAS, NV 89104

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

110101

Filed in the Office of	Business Number E0858452007-0
	Filing Number 20110052207-30
Secretary of State	Filed On 01/24/2011
State Of Nevada	Number of Pages 2

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the complete form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS, this corporation is exempt from the business license fee. Exemption code:

☐ Month and year your State Business License expires: 20

☑ This corporation is a publicly traded corporation. The Central Index Key number is: 0001444403

☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes
001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
004 - Natural Person with 4 or less rental dwelling units
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)	ADDRESS	CITY	STATE	ZIP CODE
PANTELIS ZACHOS	PRESIDENT (OR EQUIVALENT OF)	28030 DOROTHY DRIVE, SUITE 307 , USA	AGOURA HILLS	CA	91301
PANTELIS ZACHOS	SECRETARY (OR EQUIVALENT OF)	28030 DOROTHY DRIVE, SUITE 307 , USA	AGOURA HILLS	CA	91301
PANTELIS ZACHOS	TREASURER (OR EQUIVALENT OF)	28030 DOROTHY DRIVE, SUITE 307 , USA	AGOURA HILLS	CA	91301
ZURAB CHAVCHAVADZE	DIRECTOR	28030 DOROTHY DRIVE SUITE # 307 , USA	AGOURA HILLS	CA	91301

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X PANTELIS ZACHOS

Signature of Officer

Title PRESIDENT

Date 1/24/2011 9:49:38 AM

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT OF

FILE NUMBER

GOLD STANDARD MINING CORP.

E0858452007-0

NAME	TITLE(S)		
ARAIK KHACHATRIAN	DIRECTOR		
ADDRESS	CITY	ST	ZIP
28030 DOROTHY DRIVE, SUITE 307 , USA	AGOURA HILLS	CA	91301
NAME	TITLE(S)		
ADDRESS	CITY	ST	ZIP
NAME	**TITLE(S)**		
ADDRESS	CITY	ST	ZIP
NAME	TITLE(S)		
ADDRESS	CITY	ST	ZIP
NAME	**TITLE(S)**		
ADDRESS	CITY	ST	ZIP
NAME	TITLE(S)		
ADDRESS	CITY	ST	ZIP
NAME	TITLE(S)		
ADDRESS	CITY	ST	ZIP
NAME	**TITLE(S)**		
ADDRESS	CITY	ST	ZIP
NAME	TITLE(S)		
ADDRESS	CITY	ST	ZIP
NAME	**TITLE(S)**		
ADDRESS	CITY	ST	ZIP

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number E0858452007-0
	Filing Number 20090420295-53
Secretary of State	Filed On 05/18/2009
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

FLUID SOLUTIONS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 has been amended to read: The name of the corporation is GOLD STANDARD MINING CORP.

Article 3 has been amended to read: The company is authorized to issue 500,000,000 shares of common stock, par value $0.001. Upon amendment of this Article 3, each one share of common stock shall be converted into 3.3 shares. Any fractional interests shall be rounded up.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 20,000,000 (66%)

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0858452007-0
[signature]	Filing Number 20080667634-62
Secretary of State	Filed On 10/08/2008
State Of Nevada	Number of Pages 2

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

FLUID SOLUTIONS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 of the articles of incorporation is hereby amended to read as follows:
"This corporation is authorized to issue 100,000,000 common shares, with a par value of $.001 per share. Upon amendment of this Article 3, each one (1) share shall be converted to one thousand (1000) shares."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 20,000

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Date: 9/30/2008

To: American Registrar & Transfer Co.
342 East 900 South
P. O. Box 1798
Salt Lake city, Utah 84111

At our request, on July 22, 2008 you issued certificate no. 0105 representing 500 shares of Independent Film Development Corp, registered RAFAEL REYES, who was erroneously designated by us as owner of said shares (but who at no time had any interest in or to them). Accordingly, if you will cancel the certificate(s), and not reissue the shares represented thereby, we agree to at all time indemnify and hold you harmless from and against any and all claims, liabilities, damages, actions, charges and expenses sustained or incurred by reason of your complying with our request.

Independent Film Development Corporation, by:

Ken Eade, Pres

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the Office of	Business Number E0858452007-0
	Filing Number 20070845786-57
Secretary of State	Filed On 12/11/2007
State Of Nevada	Number of Pages 1

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	FLUID SOLUTIONS, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	PAUL WILLSON Name 918 E Sahara Ave. — Las Vegas — Nevada 89104 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 100000000 — Par value per share $ .001 — Number of shares without par value: 0
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Pantelis Zachos Name Ampelon 3 — Kilkis, Greece 61100 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: any lawful purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Kenneth Eade — X [signature] Name — Signature 190 N Canon Drive Suite 420 — Beverly Hills — CA — 90210 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — 12/7/07 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.